UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 21, 2021

CBL & ASSOCIATES PROPERTIES, INC.

CBL & ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
Delaware	333-182515-01	62-1542285
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421-6000

(Address of principal executive office, including zip code)

423-855-0001

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CBLAQ	*
7.375% Series D Cumulative Redeemable Preferred Stock, $0.01 par value (represented by depositary shares each representing a 1/10th fractional share)	CBLDQ	*
6.625% Series E Cumulative Redeemable Preferred Stock, $0.01 par value (represented by depositary shares each representing a 1/10th fractional share)	CBLEQ	*

*On November 2, 2020, the NYSE announced that (i) it had suspended trading in the Company’s stock and (ii) it had determined to commence proceedings to delist the Company’s common stock, as well as the depositary shares each representing a 1/10th fractional share of the Company’s 7.375% Series D Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”) and the depositary shares each representing a 1/10th fractional share of the Company’s 6.625% Series E Cumulative Redeemable Preferred Stock (“Series E Preferred Stock”), due to such securities no longer being suitable for listing based on “abnormally low” trading price levels, pursuant to Section 802.01D of the NYSE Listed Company Manual. Since November 3, 2020, the Company’s common stock and such depositary shares are currently trading on the OTC Markets, operated by the OTC Markets Group, Inc., under the respective trading symbols listed in the preceding table.

CBL & Associates Limited Partnership: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)As previously reported, effective August 18, 2020, CBL & Associates Properties, Inc. (herein the “Company” or “CBL”) entered into Executive Employment Agreements with certain executive officers, including four of the five individuals who current qualify as Named Executive Officers of the Company (“NEOs”) pursuant to Securities and Exchange Commission (“SEC”) rules (Stephen D. Lebovitz, Chief Executive Officer; Farzana Khaleel, Executive Vice President – Chief Financial Officer; Michael I. Lebovitz, President; and Jeffery V. Curry, Chief Legal Officer and Secretary).  The Company did not enter into an Executive Employment Agreement with Chairman of the Board Charles B. Lebovitz.  As reported in the Company’s Current Report on Form 8-K filed August 19, 2020 (the “8-19-2020 Form 8-K”), these Executive Employment Agreements were entered into, and approved by the Compensation Committee of the Company’s Board of Directors after extensive consultation and review by the Company’s compensation consultant, FPL Associates (“FPL”), and legal advisors, in conjunction with entering into an initial Restructuring Support Agreement (“RSA”) with certain beneficial owners and/or investment advisors or managers of discretionary funds, accounts or other entities for the holders of beneficial owners (the “Consenting Noteholders”) in excess of 57% of the aggregate principal amount of the 5.25% senior unsecured notes due 2023 (the “2023 Notes”), the 4.60% senior unsecured notes due 2024 (the “2024 Notes”) and the 5.95% senior unsecured notes due 2026 (the “2026 Notes,” together with the 2023 Notes and 2024 Notes, the “Notes”) issued by CBL & Associates Limited Partnership (the Company’s “Operating Partnership”).

As reported in the Company’s Form 8-K filed with the SEC on March 22, 2021, effective as of March 21, 2021, the Company and the Operating Partnership entered into an Amended RSA with an expanded group of Consenting Noteholders (holding in excess of 69% (including joinders) of the aggregate principal amount of the Notes), and certain lenders party to the Operating Partnership’s secured credit facility who hold in the aggregate in excess of 96% (including joinders) of the aggregate outstanding principal amount of debt under the secured credit facility (the “Consenting Bank Lenders” and together with the Consenting Noteholders, the “Consenting Stakeholders”).

Amended and Restated Executive Employment Agreements

In conjunction with receipt of the approval of the Consenting Noteholders, and pursuant to prior approval of the Company’s Compensation Committee, the Company has entered into Amended and Restated Executive Employment Agreements, dated as of May 21, 2021, with the same four executives who were parties to the original Executive Employment Agreements described in the 8-19-2020 Form 8-K.  The terms of these Amended and Restated Executive Employment Agreements provide that they shall be conditioned on, and will not be effective or binding on the parties until, the occurrence of the effective date of the Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. and its Affiliated Debtors, dated April 15, 2021 [Docket No. 370], as may be amended, supplemented, or modified from time to time, filed in the Company’s chapter 11 cases, Case No. 20-35226, currently pending before the United States Bankruptcy Court for the Southern District of Texas, pursuant to which the original Executive Employment Agreements are assumed to have been amended by these Amended and Restated Executive Employment Agreements.  (Documents filed on the docket of and other information related to the Company’s Chapter 11 cases are available free of charge online at https://dm.epiq11.com/case/cblproperties/dockets.)

Apart from certain clean-up changes that conform to the facts as of their effective date (including the fact that the executives previously received their Retention Bonuses payable pursuant to the Company’s Key Employee Retention Plan (“KERP”), as disclosed in the Company’s Form 8-K filed with the SEC on November 2, 2020), the material terms of the Amended and Restated Executive Employment Agreements remain the same as those of the original Executive Employment Agreements, as disclosed in the 8-19-2020 Form 8-K, except as follows:

•

The initial term of the Amended and Restated Executive Employment Agreements is defined to run from August 18, 2020 through April 1, 2024, with automatic renewal for successive 1-year terms if not terminated (including any such renewals, the “Term”).

•

The continuation of health insurance benefits for 18 months following termination (24 months for CEO), subject to longer continuation, if applicable, under the terms of the Company’s Tier I, Tier II and Tier III Legacy Retiree Programs as described in the 2020 Proxy Statement, is made subject to the executive not having been terminated for Cause (pursuant to an expanded definition of “Cause” set forth in the Amended and Restated Executive Employment Agreements that (i) adds any material breach of the terms of the agreement to the definition of “Cause”; (ii) specifies in more detail the types of executive misconduct that would be deemed to constitute “Cause” for purposes of the agreement; and (iii) shortens the applicable cure period, for any breach or conduct that is capable of being cured to the reasonable satisfaction of the Board or the Compensation Committee (as applicable), from 90 days to 30 days).

•

Under the Amended and Restated Executive Employment Agreements, the triggering events for the Severance benefits described in the 8-19-2020 Form 8-K are now (i) termination of employment by the Company without Cause (pursuant to the expanded definition of “Cause” described above) or (ii) termination of employment by the executive for Good Reason (as defined in the agreement) following a Change of Control.

•

The Amended and Restated Executive Employment Agreements now provide that each executive’s Work Product (as defined in the agreement) shall be and remain the sole and exclusive property of the Company or any of its affiliates (as applicable).

•

Under the Amended and Restated Executive Employment Agreements, the Non-Solicitation/Non-Compete terms have been altered to (i) eliminate the prior exception that made such provisions inapplicable if the Company should terminate the executive’s employment without Cause and (ii) the applicable Non-Competition period following a termination of employment is shortened to 6 months (with the Non-Solicitation period remaining at one year).

Second Amended and Restated Retention Bonus Agreements

In connection with the execution of the Amended and Restated Executive Employment Agreements described above, and pursuant to the approval of the Consenting Noteholders and the prior approval of the Company’s Compensation Committee, the Company also approved the following additional changes to the terms of the KERP, as previously approved and described in the 8-19-2020 Form 8-K and in the Company’s Current Report on Form 8-K filed November 2, 2020 (the “11-2-2020 Form 8-K”) with regard to all five of the Company’s NEOs, with such changes being documented in Second Amended and Restated Retention Bonus Agreements, dated as of May 21, 2021, with such officers:

Retention Period

Amended Retention Period defined to run from August 18, 2020 execution date of original Retention Bonus Agreements through the later of (i) September 27, 2021 or (ii) the effective date of a Chapter 11 Plan of Reorganization for the Company as approved by the United States Bankruptcy Court.

Clawback:

KERP bonus payment to be returned to the Company if the executive voluntarily terminates his or her employment for any reason (other than death or disability), or is terminated for Cause (as defined in the Amended and Restated Executive Employment Agreements), on or before the expiration of the amended Retention Period described above.

Death/Disability

If employment is terminated without Cause (as defined in the Amended and Restated Executive Employment Agreements), or due to death or disability, the executive will be entitled to retain the Retention Bonus payments previously reported in the 11-2-2020 Form 8-K, subject to executive’s continued compliance with the post-termination provisions of the Amended and Restated Executive Employment Agreements, including the Non-Solicitation/Non-Compete terms described above.

Apart from the changes described above, the material terms of the Second Amended and Restated Retention Bonus Agreements remain the same as those of the original Retention Bonus Agreements disclosed in the 8-19-2020 Form 8-K, as amended by the Amended and Restated Retention Bonus Agreements disclosed in the 11-2-2020 Form 8-K.

The foregoing summary descriptions of (i) the Amended and Restated Executive Employment Agreements and (ii) the Second Amended and Restated Retention Bonus Agreements are not complete, and are qualified in their entirety by reference to the full text of the forms of such agreements which are filed as exhibits to this report.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Shell Company Transactions

Not applicable

(d)	Exhibits

Exhibit Number	Description
10.2.22	Form of Amended and Restated Employment Agreement entered into May 21, 2021 with certain Company executives. Filed herewith.
10.2.23	Form of Second Amended and Restated Retention Bonus Agreement for the Chairman of the Board, entered into May 21, 2021. Filed herewith.

10.2.24	Form of Second Amended and Restated Retention Bonus Agreement for the Company’s NEOs Other Than the Chairman of the Board, entered into May 21, 2021. Filed herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana Khaleel
Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

CBL & ASSOCIATES LIMITED PARTNERSHIP

By: CBL HOLDINGS I, INC., its general partner

/s/ Farzana Khaleel
Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

Date: May 26, 2021